As filed with the Securities and Exchange Commission on February 12, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________

S&W SEED COMPANY
 (Exact name of registrant as specified in its charter)

_________________________

Nevada	27-1275784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

106 K Street, Suite 300
Sacramento, California 95814
(559) 884-2535
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_________________________

Mark W. Wong
106 K Street, Suite 300
Sacramento, California 95814
(559) 884-2535
Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copy to:
Steven M. Przesmicki, Esq.
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

_________________________

Approximate Date of Commencement of the Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company" and "emerging growth company" in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,842,717	$2.68	$23,698,482	$2,873

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of S&W Seed Company's common stock on February 8, 2019, a date within five business days prior to the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2019

PROSPECTUS

8,842,717 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale from time to time by the selling stockholder named in this prospectus of up to 8,842,717 shares of our common stock.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled "Plan of Distribution" on page 5. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is listed on The Nasdaq Capital Market under the symbol "SANW." On February 8, 2019, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.65 per share.

A prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 AND THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN ANY OTHER DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2019

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," before buying any of the securities being offered.

Neither we nor the selling stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with inconsistent information, you should not rely on it. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the "SEC"), and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information." In this prospectus, references to the "Company," "S&W Seed," "registrant," "we," "us," and "our" refer to S&W Seed Company. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intend," "plan," "believe," "anticipate," "expect," "estimate," "predict," "potential," "continue," "likely," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in "Risk Factors" below and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Company Overview

Founded in 1980 and headquartered in Sacramento, California, we are a global agricultural company. Grounded in our historical expertise and what we believe is our present leading position in the breeding, production and sale of alfalfa seed, we continue to build towards our goal of being recognized as the world's preferred proprietary forage, grain and specialty crop seed company. In addition to our primary activities in alfalfa seed, we have recently expanded our product portfolio by adding hybrid sorghum and sunflower seed, which complement our alfalfa seed offerings by allowing us to leverage our infrastructure, research and development expertise and our distribution channels, as we begin to diversify into what we believe are higher margin opportunities. We also continue to conduct our stevia breeding program, having been granted four patents by the U.S. Patent and Trademark Office.

Following our initial public offering in fiscal year 2010, we expanded certain pre-existing business initiatives and added new ones, including:

  diversifying our production geographically by expanding from solely producing seed in the San Joaquin Valley of California to initially adding production capability in the Imperial Valley of California, then expanding into Australia (primarily South Australia) and, adding production in other western states and Canada;

  expanding from solely offering non-dormant varieties to now having a full range of both dormant and non-dormant varieties;

  expanding the depth and breadth of our research and development capabilities in order to develop new varieties of both dormant and non-dormant alfalfa seed with traits sought after by our existing and future customers;

  diversifying into complementary proprietary crops by acquiring the assets of a Queensland, Australia company specializing in breeding and licensing of hybrid sorghum and sunflower seed;

  expanding our distribution channels and customer base, initially through the acquisition of the customer list of a key international customer in the Middle East in July 2011, and thereafter, through certain strategic acquisitions;

  expanding our sales geographically both through the expansion of our product offerings and through an expansion of our sales and marketing efforts generally; and

  implementing a stevia breeding program focused on the potential development of new stevia varieties that incorporate the most desirable characteristics of this all-natural, zero calorie sweetener.

We have accomplished these expansion initiatives through a combination of organic growth and strategic acquisitions, foremost among them:

  the acquisition in July 2011 of certain intangible assets, including the customer information, related to the field seed and small grain business of Genetics International, Inc., which had previously operated in the Middle East and North Africa ("MENA") and which began our transition into selling directly to MENA distributors;

  the acquisition of Imperial Valley Seeds, Inc. in October 2012, which enabled us to expand production of non-GMO seed into California's Imperial Valley, thereby ensuring a non-GMO source of seed due to the prohibition on GMO crops in the Imperial Valley, as well as enabling us to diversify our production areas and distribution channels;

  the acquisition of a portfolio of dormant alfalfa seed germplasm in August 2012 to launch our entry into the dormant market;

  the acquisition of the leading local producer of non-dormant alfalfa seed in South Australia, S&W Seed Company Australia Pty Ltd (f/k/a Seed Genetics International Pty Ltd, "S&W Australia") in April 2013, which greatly expanded our production capabilities and geographic diversity;

  the acquisition of the alfalfa production and research facility assets and conventional (non-GMO) alfalfa germplasm from DuPont Pioneer in December 2014, thereby substantially expanding upon our initial entrance into the dormant alfalfa seed market that began in 2012 and enabling us to greatly expand our production and research and product development capabilities;

  the acquisition, in May 2016, of the assets and business of SV Genetics Pty Ltd ("SV Genetics"), a private Australian company specializing in the breeding and licensing of proprietary hybrid sorghum and sunflower seed germplasm, which represents our initial effort to diversify our product portfolio beyond alfalfa seed breeding and production and stevia R&D;

  the acquisition of a portfolio of sorghum germplasm in April 2018 to expand our portfolio of sorghum products to include biofuel types; and

  the acquisition of substantially all of the assets of Chromatin in October 2018, to accelerate and substantially expand our penetration into the hybrid sorghum market, and enable us to expand our production and research and our product development capabilities.

We believe our 2013 combination with S&W Australia created the world's largest non-dormant alfalfa seed company and gave us the competitive advantages of year-round production in that market. With the completion of the acquisition of dormant alfalfa seed assets from DuPont Pioneer in December 2014, we believe we have become the largest alfalfa seed company worldwide (by volume), with industry-leading research and development, as well as production and distribution capabilities in both hemispheres and the ability to supply proprietary dormant and non-dormant alfalfa seed. Our operations span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five additional Western states, Australia and three provinces in Canada.

Our May 2016 acquisition of the hybrid sorghum and sunflower germplasm business and assets of SV Genetics, our April 2018 acquisition of a portfolio of sorghum germplasm, and our October 2018 acquisition of the assets and business of Chromatin signal management's commitment to our strategy of identifying opportunities to diversify our product lines and improve our gross margins.

We continue to have a long-term distribution agreement with DuPont Pioneer regarding conventional (non GMO) varieties, the term of which extends into 2024. Our production agreement with DuPont Pioneer (relating to GMO-traited varieties) terminates on May 31, 2019. As a result, DuPont Pioneer's minimum purchase commitments from us will be reduced by approximately $6 million annually, commencing with our Fiscal Year 2020. Although the production agreement will terminate on May 31, 2019, we expect that the DuPont Pioneer distribution agreement will continue to be a significant source of the Company's annual revenue through December 2024.

We are in discussions with DuPont Pioneer regarding the orderly transition of activities previously conducted by us under the production and research agreements (relating to GMO-traited varieties), as well as the possibility of certain ongoing commercial relationships between us relating to GMO-traited varieties, among other things.

Additional Company Information

From 1980 until 2009, our business was operated as a general partnership. We bought out the former partners beginning in June 2008, incorporated in Delaware in October 2009 and completed the buyout of the general partners in May 2010. We reincorporated in Nevada in December 2011.

In April 2013, we, together with our wholly-owned subsidiary, S&W Holdings Australia Pty Ltd, an Australia corporation (f/k/a S&W Seed Australia Pty Ltd), consummated an acquisition of all of the issued and outstanding shares of Seed Genetics International Pty Ltd, an Australia corporation ("SGI"), from SGI's shareholders. In April 2018, SGI changed its name to S&W Seed Company Australia Pty Ltd.

Our principal business office is located at 106 K Street, Suite 300, Sacramento, California 95814, and our telephone is number (559) 884-2535. S&W Australia's principal office space is located in Unley, South Australia. Our website address is www.swseedco.com. The information contained in or accessible through our website does not constitute part of this prospectus.

Selling Stockholder

On September 5, 2018, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with MFP Partners, L.P. ("MFP"), pursuant to which we sold to MFP (i) 1,607,717 shares of our common stock (the "Initial Closing Shares") to MFP at a purchase price of $3.11 per share at an initial closing held on September 5, 2018, for aggregate gross proceeds of approximately $5.0 million, and (ii) 7,235 shares of our newly designated Series A Convertible Preferred Stock at a purchase price of $3,110 per share (the "Preferred Shares") at a second closing completed on October 23, 2018 (the "Second Closing Date"), for aggregate gross proceeds of approximately $22.5 million. At our November 20, 2018 special meeting of stockholders, our stockholders approved the issuance of 7,235,000 shares of our common stock (together with the Initial Closing Shares, the "Shares") to MFP upon conversion of the Preferred Shares, which was effective as of November 20, 2018.

Concurrently with the execution and delivery of the Purchase Agreement, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with MFP. Pursuant to the Registration Rights Agreement, we agreed to, among other things, (i) file a registration statement with the SEC within 75 business days of the Second Closing Date to cover the resale by MFP of the Shares, (ii) cause such registration statement to become effective as soon as practicable following the filing thereof and (iii) take all other actions as may be necessary to keep such registration statement continuously effective during the timeframes set forth in the Registration Rights Agreement. If we fail to comply with certain obligations with respect to filing and securing effectiveness of such registration statement, we would be obligated to pay liquidated damages to MFP in the amount of 1% of MFP's aggregate purchase price of the Shares for each applicable 30 day period, up to an aggregate maximum of 4%, so long as the event giving rise to the damages remains uncured, all as set forth in the Registration Rights Agreement.

The Registration Statement of which this prospectus is a part relates to the resales of the Shares in connection with the transactions described above, with MFP being the selling stockholder.

The Offering
Common stock offered by the selling stockholder	8,842,717 shares

Terms of the offering	The selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in "Plan of Distribution."

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

Risk factors	See "Risk Factors" beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	SANW

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder.

SELLING STOCKHOLDER

The selling stockholder, or its pledgees, assignees, or successors-in-interest, is offering for resale, from time to time, up to an aggregate of 8,842,717 shares of our common stock. The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 8, 2019 by the selling stockholder, as determined in accordance with Rule 13d-3 of the Exchange Act. This information has been obtained from the selling stockholder or in Schedules 13G or 13D and other public documents filed with the SEC.

	Before Offering(1),(2)			After Offering(1),(2)
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
MFP Partners, L.P. (3),(4)	15,945,017	47.9%	8,842,717	7,102,300	21.3%

(1)

"Beneficial ownership" means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of February 8, 2019, and the percentage is based upon 33,271,678 shares of our common stock outstanding as of February 8, 2019.

(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholder.
(3)

Based solely upon a Schedule 13D/A filed with the SEC on November 21, 2018 by MFP Investors LLC. MFP Investors LLC is the general partner of MFP Partners, L.P. ("MFP"). Michael F. Price is the managing partner of MFP and the managing member and controlling person of MFP Investors, LLC. The address for MFP is 909 Third Avenue, 33rd Floor, New York, NY 10022. Alexander C. Matina, a member of our Board of Directors, is Vice President, Investments of MFP.

(4)

MFP Partners also directly holds a Common Stock Purchase Warrant (the "Warrant"), exercisable for up to 200,000 shares of our common stock. The Warrant is exercisable only to the extent that, upon such exercise, MFP will not own shares in excess of 19.99% of the total number of our outstanding shares immediately after giving effect to the exercise of the Warrant. The total in this table takes into account this limitation. Accordingly, the number and percentage of shares beneficially owned by MFP Partners before the offering does not include the 200,000 shares issuable upon exercise of the Warrant, and the respective number and percentage of shares beneficially owned by MFP Partners after the offering does not include such shares.

Relationship with the Selling Stockholder

As discussed in greater detail above under the section "Prospectus Summary - Selling Stockholder," we have entered into a registration rights agreement with MFP, pursuant to which we agreed to file a Registration Statement to enable the resale of the Shares. Except as noted in the footnotes to the Selling Stockholder table, the selling stockholder has not held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest (each, a selling stockholder; provided, that a prospectus supplement naming any such pledgee, assignee or successor-in-interest has been filed with the SEC) may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales;
  in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares that may be sold pursuant to this prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by such selling stockholder.

We have agreed to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which (a) the Shares have been sold or otherwise transferred pursuant to this prospectus; (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the Shares to be offered for resale by the selling stockholder under this prospectus will be passed upon for us by Jolie Kahn, Esq., New York, New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

The following documents are incorporated by reference into this document:

  our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 20, 2018, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on October 29, 2018;

  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 13, 2018;

  our Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on July 3, 2018, July 16, 2018, August 8, 2018, August 20, 2018, September 6, 2018, September 25, 2018, October 26, 2018 (except with respect to Item 7.01 included therein), October 31, 2018, November 21, 2018, December 26, 2018 (except with respect to Item 7.01 included therein), December 28, 2018, January 2, 2019, January 7, 2019 and January 23, 2019; and

  the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 23, 2010 (File No. 001-34719), including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at S&W Seed Company, 106 K Street, Suite 300, Sacramento, California 95814, Attn: Corporate Secretary or telephoning us at (559) 884-2535.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov. We also maintain a website at www.swseedco.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this Registration Statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$2,873
Legal Fees and Expenses	15,000
Accountants' Fees and Expenses	5,000
Printing and Miscellaneous Fees and Expenses	5,000
Total	$27,873

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes ("NRS") 78.138(7) provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party would not be liable pursuant to NRS 78.138 or the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

NRS 78.7502(2) empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such Indemnified Party) in connection with the defense or settlement of such action or suit if such Indemnified Party would not be liable pursuant to NRS 78.138 or such Indemnified Party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 of NRS 78.7502 described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

NRS 78.751(2) provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition, upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of NRS 78.751(2) do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

NRS 78.751(3) provides that indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which an Indemnified Party may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office; provided, however, that unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses pursuant to NRS 78.751(2), indemnification may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such Indemnified Party or liability and expenses incurred by such Indemnified Party, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The bylaws of the Registrant provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the NRS. Such bylaws provide that the expenses of directors and officers of the Registrant incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Registrant.

In addition to indemnification provided in the Registrant's bylaws, the Registrant has entered into agreements to indemnify the directors and executive officers of the Registrant and directors of the Registrant's wholly owned subsidiaries. These agreements require that the Registrant indemnify the directors and officers against all expenses incurred by any such person arising out of such person's service as a director or officer of the Registrant or its subsidiaries, to the fullest extent permitted by applicable law and to any greater extent that applicable law may in the future permit. The Registrant has also purchased insurance coverage for such directors and officers with respect to litigation and other costs and liabilities arising out of their actual or alleged misconduct.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us pursuant to applicable state law, we have been informed that, in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.
Exhibit No.	Description

2.1

Asset Acquisition Agreement among the Registrant, Imperial Valley Seeds, Inc. ("IVS"), Glen D. Bornt, Fred Fabre and the Bornt Family Trust, dated September 28, 2012 (incorporated by reference to Exhibit 2.1 to the Registrants' Current Report on Form 8-K, filed with the SEC on October 2, 2012 (File No. 001-34719)).

2.2

Asset Purchase and Sale Agreement between the Registrant and Pioneer Hi-Bred International, Inc. ("Pioneer"), dated December 19, 2014 (incorporated by reference to Exhibit 2.1 to the Registrants' Current Report on Form 8-K, filed with the SEC on December 29, 2014 (File No. 001-34719)).

2.3

First Amendment to Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated December 31, 2014 (incorporated by reference to Exhibit 2.1 to the Registrants' Current Report on Form 8-K, filed with the SEC on January 1, 2015 (File No. 001-34719)).

2.4

Second Amendment to the Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated April 23, 2015 (incorporated by reference to Exhibit 2.6 to the Registrants' Annual Report on Form 10-K, filed with the SEC on September 28, 2015 (File No. 001-34719)).

2.5

Third Amendment to Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated July 23, 2015 (incorporated by reference to Exhibit 2.7 to the Registrants' Annual Report on Form 10-K, filed with the SEC on September 28, 2015 (File No. 001-34719)).

2.6

Asset Acquisition Agreement between the Registrant and SV Genetics Pty Ltd, dated May 26, 2016 (incorporated by reference to Exhibit 2.1 to the Registrants' Current Report on Form 8-K, filed with the SEC on May 31, 2016 (File No. 001-34719)).

2.7(1)

Fourth Amendment to Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated December 4, 2017 (incorporated by reference to Exhibit 2.1 to the Registrants' Quarterly Report on Form 10-Q, filed with the SEC on February 8, 2018 (File No. 001-34719)).

2.8(1)

Asset Purchase Agreement by and between Novo Advisors, solely in its capacity as the receiver for, and on behalf of, Chromatin, Inc., dated September 5, 2018 (incorporated by reference to Exhibit 2.8 to the Registrant's Annual Report on Form 10-K, filed on September 20, 2018 (File No. 001-34719)).

2.9

Asset Purchase Agreement by and between Novo Advisors, solely in its capacity as the receiver for, and on behalf of, Chromatin, Inc., dated September 14, 2018 (incorporated by reference to Exhibit 2.9 to the Registrant's Annual Report on Form 10-K, filed on September 20, 2018 (File No. 001-34719)).

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on December 19, 2011 (File No. 001-34719)).
4.2

Amended and Restated Bylaws of the Registrant, together with Amendments One, Two and Three thereto (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K, filed on September 28, 2015 (File No. 001-34719)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 (filed with the SEC on August 4, 2017 (File No. 333-219726)).
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K, filed on December 31, 2014 (File No. 001-34719)).
4.5(1)

Assignment Agreement of Plant Variety Certificates, Plant Breeders' Rights, Maintenance Rights and Registration Rights between the Registrant and Pioneer, dated December 31, 2014 (incorporated by reference to Exhibit 10.15 to the Registrant's Current Report on Form 8-K, filed with the SEC on January 7, 2015 (File No. 001-34719)).

4.6

First Amendment to the Assignment Agreement of Plant Variety Certificates, Plant Breeders' Rights, Maintenance Rights and Registration Rights between the Registrant and Pioneer, dated April 23, 2015 (incorporated by reference to Exhibit 10.25 to the Registrants' Annual Report on Form 10-K, filed with the SEC on September 28, 2015 (File No. 001-34719)).

4.7

Form of Registration Rights Agreement among the Registrant and purchasers of the 8% Senior Secured Convertible Debentures and Warrants (incorporated by reference to Exhibit 10.4 to the Registrants Current Report on Form 8-K, filed with the SEC on December 31, 2014 (File No. 001-34719)).

4.8

Registration Rights Agreement between the Registrant and MFP Partners, L.P., dated November 23, 2015 (incorporated by reference to Exhibit 10.2 to the Registrants Current Report on Form 8-K, filed with the SEC on November 24, 2015 (File No. 001-34719)).

4.9

Securities Purchase Agreement between the Registrant and MFP Partners, L.P., dated December 31, 2014 (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K, filed with the SEC on December 31, 2014 (File No. 001-34719)).

4.10

Form of Securities Purchase Agreement between the Registrant and each of the purchasers of 8% Senior Secured Convertible Debentures and Common Stock Purchase Warrants, dated December 30, 2014 (incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K, filed with the SEC on December 31, 2014 (File No. 001-34719)).

4.11

Securities Purchase Agreement between the Registrant and MFP Partners, L.P. dated November 23, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on November 24, 2015(File No. 001-34719)).

4.12

Securities Purchase Agreement between the Registrant and the purchasers named therein, dated July 19, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 20, 2017 (File No. 001-34719)).

4.13

Registration Rights Agreement by and among the Registrant the parties named therein, dated July 19, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on July 20, 2017 (File No. 001-34719)).

4.14

Investment Agreement between the Registrant and MFP, dated October 3, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on October 12, 2017 (File No. 001-34719)).

4.15

Securities Purchase Agreement between the Registrant and Mark W. Wong, dated October 11, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on October 12, 2017 (File No. 001-34719)).

4.16

Registration Rights Agreement between the Registrant and Mark W. Wong, dated October 11, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on October 12, 2017 (File No. 001-34719)).

4.17

Registration Rights Agreement between the Registrant and MFP, dated December 22, 2017 (incorporated by reference to Exhibit 4.17 to the Registrant's Registration Statement on Form S-3, filed on February 7, 2018 (File No. 333-219726)).

4.18

Securities Purchase Agreement dated September 5, 2018, by and among the Registrant and MFP (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed on September 6, 2018 (File No. 001-34719)).

4.19

Registration Rights Agreement dated September 5, 2018, by and among the Registrant and MFP (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K, filed on September 6, 2018 (File No. 001-34719)).

4.20

Voting Agreement dated September 5, 2018, by and among the Registrant and MFP (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed on September 6, 2018 (File No. 001-34719)).

5.1	Opinion of Jolie Kahn, Esq.
23.1	Consent of Crowe LLP.
23.2	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature page hereto).

(1)

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission; provided, however, that Registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, February 12, 2019.

S&W SEED COMPANY

By:	/s/ Mark W. Wong
Mark W. Wong
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Mark W. Wong and Matthew K. Szot, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark W. Wong Mark W. Wong	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2019
/s/ Matthew K. Szot Matthew K. Szot	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2019
/s/ Mark J. Harvey Mark J. Harvey	Chairman of the Board of Directors	February 12, 2019
/s/ David A. Fischhoff David A. Fischhoff	Director	February 12, 2019
/s/ Consuelo E. Madere Consuelo E. Madere	Director	February 12, 2019
/s/ Alexander C. Matina Alexander C. Matina	Director	February 12, 2019
/s/ Charles B. Seidler Charles B. Seidler	Director	February 12, 2019
/s/ Robert D. Straus Robert D. Straus	Director	February 12, 2019
/s/ Alan Willits Alan Willits	Director	February 12, 2019